RAIT Financial Trust Announces Fourth Quarter and Fiscal Year 2008 Financial Results

PHILADELPHIA, PA — February 26, 2009 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter and Fiscal Year 2008 Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended December 31, 2008 of $21.1 million, or $0.33 per diluted share based on 64.7 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended December 31, 2007 of $28.5 million, or $0.47 per diluted share based on 60.8 million weighted-average shares outstanding – diluted. RAIT reported adjusted earnings for the year ended December 31, 2008 of $116.0 million, or $1.84 per diluted share based on 63.0 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the year ended December 31, 2007 of $177.1 million, or $2.92 per diluted share based on 60.6 million weighted-average shares outstanding – diluted.

RAIT reported GAAP net loss available to common shares for the three-month period ended December 31, 2008 of $505.8 million, or total loss per share – diluted of $7.82 based on 64.7 million weighted-average shares outstanding – diluted, as compared to GAAP net loss available to common shares for the three-month period ended December 31, 2007 of $183.5 million, or total loss per share – diluted of $3.02 based on 60.8 million weighted-average shares outstanding – diluted. RAIT reported GAAP net loss available to common shares for the year ended December 31, 2008 of $442.9 million, or total loss per share – diluted of $7.03 based on 63.0 million weighted-average shares outstanding – diluted, as compared to GAAP net loss available to common shares for the year ended December 31, 2007 of $379.3 million, or total loss per share – diluted of $6.26 based on 60.6 million weighted-average shares outstanding – diluted.

During 2008, global recessionary economic conditions continued and worsened throughout the year resulting in ongoing disruptions in the credit and capital markets, abrupt and significant devaluations of assets directly or indirectly linked to the U.S. real estate finance markets, and the attendant removal of liquidity, both long and short term, from the capital markets. These conditions have had, and we expect will continue to have an adverse effect on us and assets in which we have invested. As a result, we significantly increased our allowance for losses, and recognized increased asset impairments to reflect adverse changes in the fair values of our financial instruments. These are the primary causes of our reported GAAP net loss available to common shares of $442.9 million for the year ended December 31, 2008.

A reconciliation of RAIT’s reported GAAP net income (loss) available to common shares to adjusted earnings, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule I to this release.

Assets Under Management and Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income, net rental income and asset management fees we received from $14.2 billion of assets under management as of December 31, 2008. Our net investment income represents the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio.

The following chart summarizes RAIT’s total assets under management at December 31, 2008 and quarterly gross cash flow by portfolio (excluding origination fees) for the three-month periods ended March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 and for the years ended December 31, 2008 and 2007 (dollars in thousands):

				Gross Cash Flow
				Three-Month	Three-Month
		Three-Month Period	Three-Month Period	Period Ended	Period Ended	Year	Year
Assets Under Management at		Ended March 31,	Ended June 30,	September 30,	December 31,	Ended December 31,	Ended December 31,
December 31, 2008		2008 (1)	2008 (1)	2008 (1)	2008 (1)	2008 (1)	2007 (1)

Commercial real estate portfolio
(2)	$2,162,436	$25,137	$27,760	$23,137	$19,340	$95,374	$119,678
Residential mortgage portfolio	3,611,860	5,104	4,958	4,778	4,632	19,472	21,187
European portfolio (3)	1,928,462	3,461	3,606	4,264	3,011	14,342	13,624
U.S. TruPS portfolio (4)(5)	6,478,945	11,850	9,173	11,952	11,301	44,276	58,619
Other investments	180	349	252	210	212	1,023	1,023

Total	$14,181,883	$45,901	$45,749	$44,341	$38,496	$174,487	$214,131

(1)	Gross cash flows may not be indicative of cash flows for subsequent quarterly or annual periods. See “Forward-Looking Statements” below for risks and uncertainties that could cause our gross cash flow for subsequent quarterly or annual periods to differ materially from these amounts.

(2)	As of December 31, 2008, our commercial real estate portfolio was comprised of $1.5 billion of assets collateralizing our CRE CDO securitizations, $367.7 million of investments in real estate interests and $254.9 million of commercial mortgages, mezzanine loans and preferred equity interests that are not securitized.

(3)	Our European portfolio is comprised of assets collateralizing our unconsolidated European securitizations.

(4)	Our U.S. TruPS portfolio is comprised of assets collateralizing the securitizations Taberna I through Taberna IX which includes TruPS and subordinated debentures, unsecured REIT note receivables, CMBS receivables, other securities, commercial mortgages and mezzanine loans.

(5)	Subsequent to December 31, 2008, our consolidated securitizations Taberna VIII and Taberna IX failed over collateralization tests resulting in the reduction of approximately $5.8 million of cash flow per quarter from securities owned by us.

Liquidity

As of December 31, 2008, RAIT had $27.5 million of cash and cash equivalents, $44.4 million of unused capacity in our two CRE securitizations to invest in commercial real estate loans. As of December 31, 2008, RAIT had $53.5 million outstanding under three secured credit facilities, $125.1 million of other indebtedness and $384.2 million in convertible senior notes outstanding, as compared to $43.5 million, $103.4 million and $425.0 million at December 31, 2007, respectively. Two credit facilities mature in 2009 and one credit facility matures in 2010 and all of these facilities must be repaid unless renewed or extended.

Investment Portfolio Summary

The following chart summarizes RAIT’s consolidated investment portfolio at December 31, 2008 (dollars in thousands):

		Percentage	Weighted-
		of Total	Average
	Carrying Amount(1)	Portfolio	Coupon(2)
Commercial mortgages, mezzanine loans and other loans	$2,048,233	25.8%	8.5%
Investments in real estate interests	367,739	4.7%	N/A
Residential mortgages and mortgage-related receivables	3,598,925	45.4%	5.6%
Investments in securities
TruPS and subordinated debentures	1,644,666	20.7%	6.7%
Unsecured REIT note receivables	217,884	2.7%	6.0%
CMBS receivables	39,987	0.5%	5.9%
Other securities	18,346	0.2%	7.8%

Total investments in securities	1,920,883	24.1%	6.6%

Total	$7,935,780	100.0%	6.6%

(1)	Carrying amount represents the value at which the respective asset class is recorded on our consolidated balance sheet in accordance with GAAP.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

Credit Summary

The following chart summarizes RAIT’s non-accrual status investments and allowance for losses at December 31, 2008 (dollars in thousands):

			Carrying Value of
	Carrying Value of	Number of Non- Accrual	Non-Accrual	Percentage of Asset
	Investments (1)	Investments	Investments	Class(es)	Allowance for Losses
Commercial mortgages, mezzanine loans,
other loans and investments in real
estate interests	$2,415,972	18	$186,040	7.7%	$117,737(2)
Residential mortgages and
mortgage-related receivables	3,598,925	586	231,044(3)	6.4%	54,236(3)
Investments in securities (4)	1,920,883	13	16,897	0.9%	N/A(5)

Total	$7,935,780	617	$433,981	5.5%	$171,973

	(1) Carrying value represents the value at which the respective asset class is recorded on our balance sheet in accordance with GAAP.
	(2) Pertains to 26 loans with a $211.1 million aggregate unpaid principal balance.
	(3) Includes loans delinquent over 60 days, in foreclosure, bankrupt or real estate owned as of December 31, 2008.
	(4) Investments in securities and security-related receivables are recorded at fair value in our consolidated balance sheet in accordance with GAAP. The
	unpaid principal value of these investments as of December 31, 2008 is $4.1 billion. The unpaid principal balance of the non-accrual investments in this
	category is $457.6 million, or 11.2% of the total unpaid principal balance.
	(5) An allowance for loan losses is not applicable for investments in securities and security-related receivables, including our investments in
	European, U.S. TruPS or other securities, as these items are carried at fair value in our consolidated financial statements. The estimated fair value
	adjustment for our U.S. TruPS portfolio is recorded as a component of GAAP net income. The estimated fair value adjustments for our investments in
	European securitizations and other securities are recorded as a component of accumulated other comprehensive income within shareholders’ equity. A
	charge to GAAP net income is recorded only if an other-than-temporary impairment is identified within our European portfolio or other investments. While
	we believe the estimated fair values of these asset classes are affected by any related credit quality issues, under GAAP, no separate allowance for
	loan losses is established.

Portfolio Statistics

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial mortgages, mezzanine loans, other loans and preferred equity interests at December 31, 2008 (dollars in thousands):

		Weighted-Average		% of Total Loan
	Carrying Amount	Coupon	Number of Loans	Portfolio
Commercial mortgages	$1,246,446	7.7%	95	60.8%
Mezzanine loans	452,372	10.1%	136	22.1%
Other loans	176,027	5.9%	12	8.6%
Preferred equity interests	173,388	11.9%	37	8.5%

Total	$2,048,233	8.5%	280	100.0%

Investments in Real Estate Interests

The following chart summarizes RAIT’s investments in real estate interests at December 31, 2008 and 2007 (dollars in thousands):

	As of	As of
	December 31,	December 31,
	2008	2007

Multi-family real estate properties	$243,198	$17,609
Office real estate properties	132,263	121,284
Parcels of land	614	614

Subtotal	376,075	139,507
Plus: Escrows and reserves	3,426	1,056
Less: Accumulated depreciation and amortization	(11,762)	(5,728)

Investments in real estate interests	$367,739	$134,835

The following chart summarizes the geographic and property type breakdown for commercial mortgages, mezzanine loans, other loans, preferred equity interests and investments in real estate interests at December 31, 2008 (based on amortized cost):

Property Type	Percent		Percent
		U.S. Geographic Region
Multi-family.	49.2%	Central...............	35.0%
Office.	29.0%	West..................	26.2%
Retail.	16.5%	Southeast.............	18.0%
Other.	5.3%	Mid-Atlantic..........	13.2%
		Northeast.	7.6%

Total.	100.0%	Total.................	100.0%

Residential Mortgage Loans

At December 31, 2008, RAIT’s residential mortgage loan portfolio consisted of 7,572 residential mortgage loans with a weighted-average coupon of 5.6%. The portfolio has a carrying amount of $3.6 billion at December 31, 2008. The following table summarizes our investments in residential mortgages and mortgage-related receivables as of December 31, 2008 (dollars in thousands):

	Carrying Amount	Weighted- Average Coupon	Average Next Adjustment Date	Average Contractual Maturity	Number of Loans	Percentage of Portfolio
3/1 ARM.	$89,489	5.6%	Mar. 2009	Aug. 2035	241	2.5%
5/1 ARM.	2,952,658	5.6%	Sept. 2010	Sept. 2035	6,158	82.1%
7/1 ARM.	501,139	5.7%	July 2012	July 2035	1,107	13.9%
10/1 ARM	55,639	5.7%	June 2015	June 2035	66	1.5%

Total.	$3,598,925	5.6%			7,572	100.0%

TruPS and Subordinated Debentures

As of December 31, 2008, RAIT maintained investments of $1.6 billion (at estimated fair value) in TruPS and subordinated debentures. RAIT’s portfolio had a weighted-average coupon of 6.7%. The issuers of these investments had a weighted-average debt to total capitalization ratio of 75.5% and a weighted-average interest coverage ratio of 1.4 times based on the most recent information available to management as provided by our TruPS issuers or through public filings.

SFAS No. 159 Adoption

Prior to January 1, 2008, RAIT recorded certain of our investments in securities and derivatives at fair value. Effective January 1, 2008, RAIT adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” or “SFAS No. 159”. Upon adoption on January 1, 2008, RAIT adjusted the carrying amounts of certain investments in securities, certain CDO notes payable, certain derivative instruments and other assets and liabilities to fair value resulting in an increase to shareholders’ equity of $1.1 billion. Subsequent to January 1, 2008, we reflect these financial assets and liabilities at their estimated fair value in our consolidated balance sheet, with all changes in fair value recorded in earnings.

The following table summarizes the cumulative net fair value adjustments through December 31, 2008 for the specific financial assets and liabilities elected for the fair value option under SFAS No. 159 (dollars in thousands):

			SFAS No. 159 Fair
			Value Adjustments	Cumulative Fair
	Fair Value	SFAS No. 159 Fair	during the Year	Value Adjustments
	Adjustments as of	Value Adjustments	Ended December 31,	as of December 31,
	December 31, 2007	on January 1, 2008	2008	2008

Assets:
Investments in securities (1)	$(494,765)	$(99,991)	$(1,737,305)	$(2,332,061)
Deferred financing costs, net of accumulated amortization.	—	(18,047)	—	(18,047)
Liabilities:
Trust preferred obligations	—	52,070	145,339	197,409
CDO notes payable	—	1,520,616	1,434,175	2,954,791
Derivative liabilities	(155,080)	—	(394,821)	(549,901)
Other liabilities	—	6,103	175	6,278

Fair value adjustments before allocation to minority interest	(649,845)	1,460,751	(552,437)	258,469
Allocation of fair value adjustments to minority interest	123,881	(373,357)	206,036	(43,440)

Cumulative effect on shareholders’ equity	$(525,964)	$1,087,394	$(346,401)	$215,029

(1)	Prior to January 1, 2008, trading securities were classified as available-for-sale and carried at fair value. Accordingly, the election of the fair value option under SFAS No. 159 for trading securities did not change their carrying value and resulted in a reclassification of $310.5 million from accumulated other comprehensive income (loss) to retained earnings (deficit) on January 1, 2008.

Through December 31, 2008, the cumulative effect of the fair value adjustments recorded on each financial asset and liability selected for the fair value option under SFAS No. 159 was a net increase in shareholders’ equity of $215.0 million. This net increase in shareholders’ equity may reverse through earnings as an unrealized loss in the future. Given market conditions, volatility in interest rates and the credit performance of our underlying collateral, we cannot determine whether further fluctuations in the fair value of our assets and liabilities subject to SFAS No.159, will have a material effect on our financial performance.

Dividends

On December 5, 2008, RAIT paid a dividend of $0.35 per common share to shareholders of record on October 31, 2008. On December 31, 2008, RAIT paid a quarterly cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on December 1, 2008.

As previously announced on January 27, 2009, after reviewing RAIT’s 2008 REIT taxable income, RAIT’s Board of Trustees (the “Board”) determined that the dividends paid during 2008 fully satisfied RAIT’s 2008 REIT distribution requirements and that, consequently, no additional distribution on RAIT’s common shares was necessary to maintain REIT compliance for the 2008 taxable year.  To qualify as a REIT, RAIT is required to make annual distributions to shareholders in an amount at least equal to 90% of RAIT’s REIT taxable income.  RAIT’s REIT taxable income for any period may vary from RAIT’s reported adjusted earnings and reported GAAP earnings.  In 2009, the Board expects to continue to review the status of the quarterly dividend on RAIT’s common shares after the end of each quarter. The Board’s review will include analyzing whether RAIT should use IRS Revenue Procedure 2009-15 which permits publicly-traded REITs to distribute stock to satisfy their REIT distribution requirements if stated conditions are met, including that at least 10% of the aggregate declared distribution be paid in cash and that shareholders be permitted to elect whether to receive cash or stock subject to the limit set by the REIT on the cash to be distributed in the aggregate to all shareholders.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 10:00 AM EST on Thursday, February 26, 2009 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.713.8565 Domestic or 617.597.5324 International, using passcode 45071374. For those who are unable to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, March 5, 2009 by dialing 888.286.8010, access code 82111440.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real-estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. Our objective is to provide our shareholders with total returns over time, including distributions, while managing the risks associated with our investment strategy. For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments ; adverse governmental or regulatory policies may be enacted; our current liquidity and our access to additional liquidity have been, and may continue to be, reduced by the reduced availability of short-term and long-term financing, including a significant curtailment in the market for securities issued in securitizations and in the market for our securities and a significant reduction of the availability of repurchase agreements, warehouse facilities and bank financing; payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations which reduces our liquidity; our ability to originate and finance investments has been, and may continue to be, decreased by our reduced access to liquidity; the fair value of our assets that we record at their fair value on our financial statements has declined, and may continue to decline, substantially, which has had a material adverse effect on our financial performance, and the fair value of our liabilities that we record at their fair value on our financial statements may increase, which may have a material adverse effect on our financial performance; payment defaults and other credit risks in our investment portfolio have substantially increased, and may continue to increase, in all categories of our investment portfolio, which has reduced, and may continue to reduce, our cash flow, net income and ability to make distributions: our investment portfolio may have material geographic, sector, property-type and sponsor concentrations which could be adversely affected by economic factors unique to such concentrations; our borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income; our increased use of different methods of financing our investments from our historical methods may reduce our rate of return on our investments from historical levels; our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; we and our subsidiary, Taberna Realty Finance Trust, or Taberna, may fail to maintain qualification as real estate investment trusts, or REITs; we and Taberna may fail to maintain exemptions under the Investment Company Act of 1940; management and other key personnel may be lost; our hedging transactions may not completely insulate us from interest rate risk, which could cause volatility in our earnings; and competition from other REITs and other specialty finance companies may increase.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the
	Periods Ended		Years Ended
	December 31		December 31
	2008	2007	2008	2007
Revenue:
Investment interest income	$160,292	$221,159	$691,287	$893,212
Investment interest expense	(116,069)	(171,520)	(484,922)	(698,347)
Net interest margin	44,223	49,639	206,365	194,865
Rental income	8,979	3,961	21,408	12,044
Fee and other income	4,226	4,836	21,357	25,725

Total revenue	57,428	58,436	249,130	232,634
Expenses:
Compensation expense	6,114	10,380	29,804	34,739
Real estate operating expense	8,154	2,980	19,578	11,691
General and administrative expense	5,474	7,022	21,930	26,099
Stock forfeitures	—	9,708	—	9,708
Provision for losses	112,208	11,059	162,783	21,721
Depreciation expense	3,070	2,273	7,501	6,089
Amortization of intangible assets	1,029	15,218	17,077	61,269

Total expenses	136,049	58,640	258,673	171,316
Income (loss) before other income (expense), taxes and discontinued operations	(78,621)	(204)	(9,543)	61,318
Interest and other income (expense)	294	(1,549)	1,379	13,811
Gains (losses) on sale of assets	36	(99,560)	806	(109,889)
Gains on extinguishment of debt	33,910	—	42,572	—
Gains on deconsolidation of VIEs	—	117,158	—	117,158
Change in fair value of free-standing derivatives	—	(11,702)	(37,203)	(4,987)
Change in fair value of financial instruments	(603,098)	—	(552,437)	—
Unrealized gains (losses) on interest rate hedges	(132)	(5,184)	(407)	(7,789)
Equity in income (loss) of equity method investments	(8)	1	927	(56)
Asset impairments	(28,691)	(174,498)	(67,052)	(517,452)
(Income) loss allocated to minority interest	174,090	(11,775)	189,580	69,707

Income (loss) before taxes and discontinued operations	(502,220)	(187,313)	(431,378)	(378,179)
Income tax benefit (provision)	(124)	7,238	2,137	10,784

Income (loss) from continuing operations	(502,344)	(180,075)	(429,241)	(367,395)
Income (loss) from discontinued operations	—	—	—	(132)

Net income (loss)	(502,344)	(180,075)	(429,241)	(367,527)
Income allocated to preferred shares	(3,414)	(3,414)	(13,641)	(11,817)

Net income (loss) available to common shares	$(505,758)	$(183,489)	$(442,882)	$(379,344)

Earnings (loss) per share—Basic:
Continuing operations	$(7.82)	$(3.02)	$(7.03)	$(6.26)
Discontinued operations	—	—	—	—

Total earnings (loss) per share—Basic	$(7.82)	$(3.02)	$(7.03)	$(6.26)

Weighted-average shares outstanding—Basic	64,703,689	60,789,508	63,024,154	60,633,833
Earnings (loss) per share—Diluted:
Continuing operations	$(7.82)	$(3.02)	$(7.03)	$(6.26)
Discontinued operations	—	—	—	—

Total earnings (loss) per share—Diluted	$(7.82)	$(3.02)	$(7.03)	$(6.26)

Weighted-average shares outstanding—Diluted	64,703,689	60,789,508	63,024,154	60,633,833
Distributions declared per common share	$0.35	$0.46	$1.27	$2.56

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	December 31,	As of
	2008	December 31, 2007
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans and other loans	$2,041,112	$2,339,356
Residential mortgages and mortgage-related receivables	3,598,925	4,065,083
Allowance for losses	(171,973)	(26,389)

Total investments in mortgages and loans	5,468,064	6,378,050
Investments in securities and security-related receivables ($1,920,883 and $2,776,833, respectively, at fair value)	1,920,883	3,827,800
Investments in real estate interests	367,739	134,835
Cash and cash equivalents	27,463	127,987
Restricted cash	197,366	298,433
Accrued interest receivable	99,609	110,287
Other assets	29,464	70,725
Deferred financing costs, net of accumulated amortization of $5,781 and $3,800, respectively	30,875	53,340
Intangible assets, net of accumulated amortization of $81,522 and $64,444, respectively	9,987	56,123
Total assets	$8,151,450	$11,057,580

Liabilities and Shareholders’ equity
Indebtedness:
Repurchase agreements	$—	$138,788
Secured credit facilities and other indebtedness	178,625	146,916
Mortgage-backed securities issued	3,364,151	3,801,959
Trust preferred obligations ($162,050 at fair value as of December 31, 2008)	162,050	450,625
CDO notes payable ($577,750 at fair value as of December 31, 2008)	2,029,500	5,093,833
Convertible senior notes	384,168	425,000

Total indebtedness	6,118,494	10,057,121
Accrued interest payable	80,099	65,947
Accounts payable and accrued expenses	20,488	19,197
Derivative liabilities	613,852	201,581
Deferred taxes, borrowers’ escrows and other liabilities	50,565	104,821
Distributions payable	—	28,068

Total liabilities	6,883,498	10,476,735
Minority interest	190,257	1,602
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,842,571 and 61,018,231 issued and outstanding, including 76,690 and 225,440 unvested restricted share awards, respectively	648	607
Additional paid in capital	1,611,857	1,575,979
Accumulated other comprehensive income (loss)	(231,425)	(440,039)
Retained earnings (deficit)	(303,452)	(557,371)

Total shareholders’ equity	1,077,695	579,243
Total liabilities and shareholders’ equity	$8,151,450	$11,057,580

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income (Loss) Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the
	Periods Ended		Years Ended
	December 31		December 31
	2008	2007	2008	2007
Net income (loss) available to common shares, as reported	$(505,758)	$(183,489)	$(442,882)	$(379,344)
Add (deduct):
Provision for losses	112,208	11,059	162,783	21,721
Depreciation expense	3,070	2,426	7,501	6,242
Amortization of intangible assets	1,029	15,218	17,077	61,269
(Gains) losses on sale of assets (2)	(36)	99,560	(806)	109,889
(Gains) losses on extinguishment of debt	(33,910)	—	(42,572)	—
(Gains) losses on deconsolidation of VIEs	—	(117,158)	—	(117,158)
Capital losses (3)	—	—	32,059	—
Change in fair value of financial instruments, net of allocation to minority interest of $(178,288) and $(206,036) for the three-month period and year ended December 31, 2008, respectively	424,810	—	346,401	—
Unrealized (gains) losses on interest rate hedges	132	5,184	407	7,789
Interest cost of hedges, net of allocation to minority interest of $3,860 and $14,061 for the three-month period and year ended December 31, 2008, respectively	(11,396)	—	(40,540)	—
Asset impairments, net of allocation to minority interest of $10,186 and $(85,800) for the three-month period and year ended December 31, 2007, respectively	28,691	184,684	67,052	431,652
Share-based compensation, including stock forfeitures of $9,708 for the year ended December 31, 2007	1,671	12,138	7,206	20,891
Write-off of unamortized deferred financing costs	—	—	—	2,985
Fee income deferred, (recognized)	634	(785)	1,080	26,947
Deferred tax provision (benefit)	(2)	(343)	1,238	(15,788)

Adjusted earnings	$21,143	$28,494	$116,004	$177,095

Weighted-average shares outstanding—Diluted	64,703,689	60,789,508	63,024,154	60,633,833

Adjusted earnings per diluted share	$0.33	$0.47	$1.84	$2.92

(1)	We measure our performance using adjusted earnings in addition to GAAP net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before provision for losses, depreciation expense, amortization of intangible assets, (gains) losses on sale of assets, (gains) losses on extinguishment of debt, (gains) losses on deconsolidation of VIEs, capital losses change in fair value of financial instruments, net of allocation to minority interest, unrealized (gains) losses on interest rate hedges, interest cost of hedges, net of allocation to minority interest, capital (gains) losses, asset impairments, net of allocation to minority interest, net (gains) losses on deconsolidation of VIEs, share-based compensation, write-off of unamortized deferred financing costs, fee income deferred (recognized) and our deferred tax provision (benefit). These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are provision for losses, amortization of intangible assets, change in fair value of financial instruments, capital (gains) losses, asset impairments and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not charges or losses which would impact our current operating performance or dividend paying ability. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio or non-performing assets that may impact future operating performance or dividend paying ability, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, and (iii) share-based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non-cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

(2)	During the year ended December 31, 2008, we revised our definition of adjusted earnings to exclude capital (gains) losses and gains (losses) on sale of assets. Capital (gains) losses and gains (losses) on sale of assets, while economic gains or losses, do not currently impact operating performance or dividend paying ability. This revision resulted in an decrease of $0.1 million to the computation of adjusted earnings for the three-month period ended December 31, 2007 and an increase of $10.2 million to the computation of adjusted earnings for the year ended December 31, 2007.

(3)	During the year ended December 31, 2008, all of our warehouse arrangements were terminated. We have recorded the loss of our warehouse deposits as a component of the change in fair value of free-standing derivatives in our consolidated statement of operations.

RAIT Financial Trust
Reconciliation of Reported GAAP Net Income (Loss) Available to Common Shares to Total Taxable
Income and Estimated REIT Taxable Income (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Years Ended December 31

	2008	2007

Net income (loss) available to common shares, as reported	$(442,882)	$(379,344)
Add (deduct):
Provision for losses, net of charge-offs	145,584	21,044
Domestic TRS book-to-total taxable income differences:
Income tax provision (benefit)	(2,137)	(10,784)
Fees received and deferred in consolidation	1,080	26,947
Stock compensation, forfeitures and other temporary tax differences	6,060	24,577
Capital losses not offsetting capital gains and other temporary tax differences	32,059	1,153
Amortization of intangible assets	17,077	61,269
Net gains on deconsolidation of VIEs	—	(17,471)
Change in fair value of financial instruments, net of minority interest of $(206,036) for the year ended December 31, 2008	346,401	—
Asset impairments, net of minority interest allocation of ($85,800) for the year ended December 31, 2007	67,052	431,652
CDO investments aggregate book-to-taxable income differences (2)	(78,242)	(9,389)
Accretion of (premiums) discounts	(3,562)	2,515
Other book to tax differences	754	4,535

Total taxable income	89,244	156,704
Plus (less): Taxable income (loss) attributable to domestic TRS entities	(21,278)	(23,846)
Plus: Dividends paid by domestic TRS entities	25,750	16,103

Estimated REIT taxable income (prior to deduction for dividends paid)	$93,716	$148,961

(1)	To qualify as a REIT, we are required to make annual distributions to our shareholders in an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. In addition, to avoid certain U.S. federal excise taxes, we are required to annually make distributions to our shareholders in an amount at least equal to designated percentages of our net taxable income. Because we expect to make distributions based on the foregoing requirements, and not based on our earnings computed in accordance with GAAP, we expect that our distributions may at times be more or less than our reported earnings as computed in accordance with GAAP.

Total taxable income and REIT taxable income are non-GAAP financial measurements, and do not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Our total taxable income represents the aggregate amount of taxable income generated by us and by our domestic and foreign TRSs. REIT taxable income is calculated under U.S. federal tax laws in a manner that, in certain respects, differs from the calculation of net income pursuant to GAAP. REIT taxable income excludes the undistributed taxable income of our domestic TRSs, which is not included in REIT taxable income until distributed to us. Subject to TRS value limitations, there is no requirement that our domestic TRSs distribute their earnings to us. REIT taxable income, however, generally includes the taxable income of our foreign TRSs because we will generally be required to recognize and report our taxable income on a current basis. Since we are structured as a REIT and the Internal Revenue Code requires that we distribute substantially all of our net taxable income in the form of distributions to our shareholders, we believe that presenting the information management uses to calculate our net taxable income is useful to investors in understanding the amount of the minimum distributions that we must make to our shareholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures as determined and reported by other companies.

(2)	Amounts reflect the aggregate book-to-taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within CDO entities that Taberna consolidated, (b) amortization of original issue discounts and debt issuance costs and (c) differences in tax year-ends between Taberna and its CDO investments.